Exhibit 99.2

ATC Contact: Michael Powell

Director of Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS FOURTH QUARTER

AND FULL YEAR 2005 RESULTS

FOURTH QUARTER 2005 HIGHLIGHTS

•	Rental and management segment revenues increased to $302.8 million

•	Rental and management segment operating profit increased to $207.5 million

•	Adjusted EBITDA increased to $196.1 million

•	Cash from operations was $137.0 million

Boston, Massachusetts – February 24, 2006 – American Tower Corporation (NYSE: AMT) today reported financial results for the fourth quarter and full year ended December 31, 2005.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “2005 was a transformational year for American Tower, led by our most significant accomplishment, the successful execution of our merger with SpectraSite. As a result, we grew our portfolio to over 22,000 sites and generated revenues of over $944 million, making us the clear leader in the wireless infrastructure industry. Our merger integration continues right on track, and we expect the final milestones will be completed during the first half of 2006. In addition to the success we have had with the merger integration, we have also delivered another solid quarter of financial and operational results, creating a firm foundation for 2006.

“We expect 2006 to be another strong year for the tower industry and American Tower. Our wireless carrier customers in the U.S., Mexico, and Brazil continue to experience significant growth in new subscribers and usage by existing subscribers. This growth creates increasing demands on wireless networks and positively impacts wireless carriers’ operating performance, generating higher returns and the financial ability to fund network investments, including new tower space. In addition to improving the quality of their networks, wireless service providers are deploying high speed data networks driving incremental demand on our sites. We are also hopeful that the upcoming wireless spectrum auctions may spur additional growth in data related services and demand from emerging wireless carriers.

“The breadth and depth of our tower portfolio provides us with a greater ability to meet our customers’ needs as they continue to expand their networks and deploy new services. With our industry leading scale and commitment across our company to responsive, high quality customer service, we expect to secure a significant share of new business opportunities in 2006.”

Fourth Quarter 2005 Operating Highlights

American Tower generated the following operating results for the quarter ended December 31, 2005:

Total revenues increased 66.6% to $307.6 million and rental and management segment revenues increased 70.8% to $302.8 million, of which $103.8 million was attributable to SpectraSite, as compared to the same period in 2004. Rental and management segment operating profit increased 72.1% to $207.5 million, of which $66.2 million was attributable to SpectraSite, as compared to the same period in

(Continued)

2004. Adjusted EBITDA increased 71.8% to $196.1 million, of which $62.2 million was attributable to SpectraSite, as compared to the same period in 2004. Adjusted EBITDA margin was 64%. Please refer to the definitions of non-GAAP measures and reconciliations to GAAP measures on pages 4 and 9 and to the supplemental schedules for selected American Tower and SpectraSite stand-alone operating results on page 8.

Income from operations increased to $40.9 million, as compared to $21.4 million for the same period in 2004. Loss from continuing operations before cumulative effect of change in accounting principle decreased to $51.8 million, as compared to $68.2 million for the same period in 2004. Loss from continuing operations includes a $21.3 million pre-tax loss on retirement of long-term obligations related to the refinancing of certain of the Company’s outstanding indebtedness, as compared to $50.6 million for the same period in 2004. In addition, loss from continuing operations includes a $29.5 million provision for income taxes to reflect a reduction in management’s estimate of the net realizable value of the Company’s pending refund claim. Net loss, including a $35.5 million cumulative effect of change in accounting principle, increased to $87.3 million, or $(0.21) per share, from $74.0 million, or $(0.32) per share, for the same period in 2004.

Net cash provided by operating activities was $137.0 million and payments for purchases of property and equipment and construction activities were $29.4 million, of which $52.3 million and $10.8 million were attributable to SpectraSite, respectively. The Company completed the construction of 64 towers and the installation of 11 in-building systems during the quarter.

Stock Repurchase Program and Financing Highlights

The Company has repurchased a total of 5.9 million shares of its Class A common stock, for approximately $169 million as part of its previously announced $750 million stock repurchase program. During the quarter ended December 31, 2005, the Company repurchased approximately 2.8 million shares of its Class A common stock for approximately $77 million, and, as of February 23, 2006, had repurchased an additional 3.1 million shares of its Class A common stock for approximately $92 million subsequent to the end of 2005.

In December 2005, the Company called for redemption all outstanding 12.25% senior subordinated discount notes due 2008 of American Towers, Inc. On February 1, 2006, the Company completed its redemption of $228 million face amount of the 12.25% notes for approximately $179 million and as a result, no 12.25% notes remained outstanding.

First Quarter and Full Year 2006 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of February 24, 2006.

The Company’s full-year 2006 outlook includes anticipated merger-related cost reductions in its rental and management segment and corporate G&A of at least $35 million. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ in millions)	First Quarter 2006			Full Year 2006
Rental and management segment revenue	$305	to	$309	$1,245	to	$1,270
Rental and management segment operating profit	$211	to	$215	$858	to	$888

Services segment revenue	$3	to	$4	$12	to	$16
Services segment operating profit	$1	to	$1	$4	to	$4

Total revenue	$308	to	$313	$1,257	to	$1,286
Total segment operating profit	$212	to	$216	$862	to	$892

Corporate G&A and development expense	$9	to	$10	$34	to	$36

Adjusted EBITDA	$203	to	$206	$828	to	$856

(Continued)

Non-cash stock-based compensation expense (1)	$9	to	$8	$38	to	$35

Depreciation, amortization and accretion (2)	$135	to	$133	$540	to	$530

Interest expense (3)	$57	to	$55	$230	to	$220

(Loss) income from continuing operations (4)	$(5)	to	$(3)	$(25)	to	$10

Payments for purchase of property and equipment and construction activities (5)	$25	to	$30	$110	to	$130

(1)	Effective January 1, 2006 the Company has adopted the provisions of SFAS 123R, “Share-Based Payments”, which requires the Company to expense the fair value of equity based compensation.
(2)	Depreciation, amortization and accretion expense included in the calculation of operating income is based on the preliminary purchase price allocation of SpectraSite and is subject to change.
(3)	Interest expense includes the amortization of deferred financing fees and through February 1, 2006, the non-cash accretion and warrant discount from the Company’s 12.25% senior subordinated discount notes.
(4)	The first quarter 2006 loss from continuing operations includes a $20 million pre-tax loss from retirement of long-term obligations as a result of the final redemption of all remaining 12.25% senior subordinated discount notes.
(5)	The Company’s full year 2006 outlook for capital expenditures includes $55 million to $75 million for the construction of approximately 275 new wireless towers, the installation of 40 in-building systems and $10 million of land purchases.

The reconciliation of (Loss) income from continuing operations to Adjusted EBITDA is as follows:

($ in millions)	First Quarter 2006			Full Year 2006
(Loss) income from continuing operations (1)	$(5)	to	$(3)	$(25)	to	$10

Depreciation, amortization and accretion (2)	$135	to	$133	$540	to	$530

Other, including impairments, net loss on sale of long-lived assets, restructuring and merger related expense, non-cash stock-based compensation expense, interest income, interest expense, loss on retirement of long-term obligations, earnings (loss) on equity method investments, other (expense) income, income tax (provision) benefit and minority interest in net earnings of subsidiaries	$73	to	$76	$313	to	$316

Adjusted EBITDA	$203	to	$206	$828	to	$856

(1)	The Company has not reconciled Adjusted EBITDA to net loss because it does not provide guidance for loss from discontinued operations, net, which is the reconciling item between loss from continuing operations and net loss.
(2)	Depreciation, amortization and accretion expense included in the calculation of operating income is based on the preliminary purchase price allocation of SpectraSite and is subject to change.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. EST to discuss its fourth quarter and full year results for 2005 and the Company’s outlook for the first quarter and full year 2006. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Jim Taiclet, Chairman and Chief Executive Officer. The dial-in numbers are US/Canada: (877) 235-9047 and International: (706) 645-9644, access code 4541468. A replay of the call will be available from 11:00 a.m. EST February 24, 2006 until 11:59 p.m. EST March 3, 2006. The replay dial-in numbers are US/Canada: (800) 642-1687 and International: (706) 645-9291, access code 4541468. American Tower will also sponsor a live simulcast of the call on its website, http://investor.americantower.com. When available, a replay of the call will be accessible on the Company’s website.

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. American Tower owns and operates over 22,000 sites in the United States, Mexico, and Brazil. Additionally, American Tower manages approximately 2,000 revenue producing rooftop and tower sites. For more information about American Tower, please visit www.americantower.com.

(Continued)

Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. American Tower defines Adjusted EBITDA as income from operations before depreciation, amortization and accretion and impairments, net loss on sale of long-lived assets, restructuring and merger related expense, non-cash stock-based compensation expense, plus interest income, TV Azteca, net. American Tower defines Adjusted EBITDA margin as a percentage of Adjusted EBITDA over total revenue. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis without regard to depreciation and amortization or capital structure. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Additionally, interest expense may vary significantly depending on capital structure. Notwithstanding the foregoing, the Company’s measures of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included above and on page 9 of this press release. The Company’s results under GAAP are set forth in the financial statements attached as pages 5 to 7 of this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, our first quarter and full year 2006 Outlook, stock repurchase program and planned future capital expenditures. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) substantial leverage and debt service obligations may adversely affect us; (3) restrictive covenants in our credit facilities and indentures could adversely affect our business by limiting flexibility; (4) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (5) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness of its tenants; (6) our foreign operations are subject to economic, political and other risks that could adversely affect our revenues or financial position; (7) a substantial portion of our revenues is derived from a small number of customers; (8) status of Iusacell Celular’s financial restructuring exposes us to risks and uncertainties; (9) we may not realize the intended benefits of the merger if we are unable to integrate SpectraSite’s operations, wireless communication tower portfolio, customers and personnel in a timely and efficient manner; (10) we expect to incur substantial expenses related to the integration of SpectraSite; (11) new technologies could make our tower antenna leasing services less desirable to potential tenants and result in decreasing revenues; (12) we could have liability under environmental laws; (13) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (14) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (15) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (16) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (17) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (18) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these risks are substantiated; and (19) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information under the caption entitled “Factors That May Affect Future Results” in our Form 10-Q for the quarter ended September 30, 2005. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31, 2005 (a)	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$112,701	$215,557
Accounts receivable, net	36,995	38,634
Deferred income taxes	31,359	6,090
Other current assets	44,823	48,756

Total current assets	225,878	309,037

Property and equipment, net	3,460,526	2,273,356
Goodwill	2,142,551	592,683
Other intangible assets, net	2,077,312	985,303
Deferred income taxes	504,659	633,814
Notes receivable and other long-term assets	357,294	291,779

Total	$8,768,220	$5,085,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$175,558	$121,672
Accrued interest	37,850	39,466
Current portion of long-term obligations	162,153	138,386
Other current liabilities	77,655	32,681

Total current liabilities	453,216	332,205

Long-term obligations	3,451,276	3,155,228
Other long-term liabilities	327,354	121,505

Total liabilities	4,231,846	3,608,938

Minority interest in subsidiaries	9,794	6,081

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,156	2,297
Additional paid-in capital	7,317,668	4,012,425
Accumulated deficit	(2,710,993)	(2,539,403)
Unearned compensation	(2,497)
Accumulated other comprehensive loss	(803)
Treasury stock	(80,951)	(4,366)

Total stockholders’ equity	4,526,580	1,470,953

Total	$8,768,220	$5,085,972

NOTE:

(a)	The allocation of the SpectraSite purchase price is based on a preliminary third-party valuation and management’s estimates and assumptions which are subject to adjustment as additional information is obtained and the third-party valuation is finalized.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)	Three Months Ended December 31,			Year Ended December 31,
	2005 (a)		2004	2005 (a)		2004
REVENUES:
Rental and management	$302,792		$177,313	$929,762		$684,422
Network development services	4,833		7,383	15,024		22,238

Total operating revenues	307,625		184,696	944,786		706,660

OPERATING EXPENSES:
Rental and management	98,863		60,278	306,148		237,312
Network development services	3,547		6,761	11,981		18,801
Depreciation, amortization and accretion	127,747		81,071	411,254		329,449
Corporate general, administrative and development expense	12,674		7,077	37,977		27,468
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	23,895		8,072	34,232		23,876

Total operating expenses	266,726		163,259	801,592		636,906

OPERATING INCOME FROM CONTINUING OPERATIONS	40,899		21,437	143,194		69,754

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,541		3,540	14,232		14,316
Interest income	1,544		1,442	4,402		4,844
Interest expense	(57,009)		(59,428)	(222,419)		(262,237)
Loss on retirement of long-term obligations	(21,260)		(50,624)	(67,110)		(138,016)
Other (expense) income	(395)		(763)	227		(2,798)

Total other expense	(73,579)		(105,833)	(270,668)		(383,891)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND LOSS ON EQUITY METHOD INVESTMENTS	(32,680)		(84,396)	(127,474)		(314,137)

Income tax (provision) benefit	(18,833	) (b)	17,492	(4,003	) (b)	80,176
Minority interest in net earnings of subsidiaries	(336)		(182)	(575)		(2,366)
Earnings (loss) on equity method investments	42		(1,064)	(2,078)		(2,915)

LOSS FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(51,807)		(68,150)	(134,130)		(239,242)

LOSS FROM DISCONTINUED OPERATIONS, NET	(9)		(5,880)	(1,935)		(8,345)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET	(51,816)		(74,030)	(136,065)		(247,587)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAX BENEFIT OF $11,697	(35,525	) (c)		(35,525	) (c)

NET LOSS	$(87,341)		$(74,030)	$(171,590)		$(247,587)

BASIC AND DILUTED LOSS PER COMMON SHARE AMOUNTS:
Loss from continuing operations	$(0.13)		$(0.30)	$(0.44)		$(1.07)
Loss from discontinued operations			(0.02)	(0.01)		(0.03)
Cumulative effect of change in accounting principle	(0.09)			(0.12)

NET LOSS PER COMMON SHARE	$(0.21)		$(0.32)	$(0.57)		$(1.10)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	412,595		228,469	302,510		224,336

NOTES:

(a)	Includes the results of operations of SpectraSite as of August 3, 2005. In addition, the allocation of the SpectraSite purchase price is based on a preliminary third-party valuation and management’s estimates and assumptions, which are subject to adjustment as additional information is obtained and the third-party valuation is finalized.
(b)	The income tax (provision) benefit in the fourth quarter of 2005 has been reduced by $29.5 million to reflect a reduction in management’s estimate of the net realizable value of the Company’s income tax refund claim based upon the current status of the claim.
(c)	As of December 31, 2005, the Company adopted the provisions of FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations”. The impact of the adoption resulted in a non-cash charge of $35.5 million (net of a $11.7 million tax benefit) recorded as a cumulative effect of a change in accounting principle related to changes in settlement date assumptions and the related depreciation and accretion of its asset retirement obligations.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Year Ended December 31,
	2005	2004
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(171,590)	$(247,587)
Cumulative effect of change in accounting principle, net	35,525
Non-cash items reflected in statements of operations, primarily depreciation and amortization	565,912	498,835
Increase in assets	(20,384)	(17,330)
Decrease in liabilities	(12,259)	(17,218)

Cash provided by operating activities	397,204	216,700

CASH FLOWS (USED FOR) PROVIDED BY INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(88,637)	(42,181)
Payments for acquisitions	(7,479)	(33,403)
Payments for acquisition of Mexico minority interest	(7,270)	(3,947)
Cash acquired from SpectraSite merger, net of transaction costs	16,696
Proceeds from sale of businesses and other long-term assets	6,881	31,987
Restricted cash and investments		170,036
Deposits, investments and other long-term assets	(725)	2,328

Cash (used for) provided by investing activities	(80,534)	124,820

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Repayment of notes payable, credit facilities and capital leases	(1,949,444)	(2,003,401)
Borrowings under credit facilities	1,543,000	700,000
Proceeds from issuance of debt securities and notes payable		1,072,500
Net proceeds from equity offering, stock options and stock purchase plans	65,357	40,556
Purchase of treasury stock	(68,927)
Deferred financing costs and other financing activities	(9,512)	(41,083)

Cash used for financing activities	(419,526)	(231,428)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(102,856)	110,092
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	215,557	105,465

CASH AND CASH EQUIVALENTS, END OF YEAR	$112,701	$215,557

CASH PAID FOR INCOME TAXES	$18,519	$4,257

CASH PAID FOR INTEREST	$183,307	$209,874

UNAUDITED SUPPLEMENTAL INFORMATION

Selected Operating Results ($ in thousands)	Three Months Ended, December 31, 2005
	American Tower	SpectraSite	Consolidated
Selected Income Statement Results:
Total revenue	$203,828	$103,797	$307,625
Total operating expense	(64,798)	(37,612)	(102,410)
Corporate general, administrative and development expense	(8,707)	(3,967)	(12,674)
Interest income, TV Azteca, net	3,541	—	3,541

Adjusted EBITDA	$133,864	$62,218	$196,082

Selected Statement of Cash Flows Results:

Cash provided by operating activities	$84,691	$52,309	$137,000

Payments for purchase of property and equipment and construction activities
Discretionary	$8,940	$3,664	$12,604
Improvements/Augumentation	9,066	7,134	16,200
Corporate	605		605

Total	$18,611	$10,798	$29,409

Selected Balance Sheet Detail ($ in millions)	December 31, 2005
	American Tower	SpectraSite	Consolidated
Long-term obligations summary, including current portion
Credit Facilities	$793	$700	$1,493
12.250% Senior Subordinated Discount Notes, due 2008*	160		160
7.250% Senior Subordinated Notes, due 2011	400		400
7.500% Senior Notes, due 2012	225		225
7.125% Senior Notes, due 2012	502		502
5.000% Convertible Notes, due 2010	276		276
3.250% Convertible Notes, due 2010	153		153
3.000% Convertible Notes, due 2012	344		344
Other debt	60		60

Total debt	$2,913	$700	$3,613
Cash and cash equivalents	103	10	113

Net debt (Total debt less Cash and cash equivalents)	$2,810	$690	$3,500

*	On February 1, 2006 the Company completed its call for redemption of all remaining outstanding 12.25% Senior Subordinated Discount Notes with cash on hand and borrowings under the American Tower Credit Facility.

Share Count Rollforward (in millions)
Total shares outstanding, as of September 30, 2005	411
Shares issued - employee stock option exercises	4
Shares issued - warrant exercises, convertible note inducements and other	1
Shares repurchased	(3)

Total shares outstanding, as of December 31, 2005	413

Selected Interest Expense Detail ($ in millions)	Three Months Ended, December 31, 2005
	American Tower	SpectraSite	Consolidated
Long-term obligations summary, including current portion
Credit Facilities	$10	$9	$19
12.250% Senior Subordinated Discount Notes, due 2008	7		7
7.250% Senior Subordinated Notes, due 2011	7		7
7.500% Senior Notes, due 2012	4		4
7.125% Senior Notes, due 2012	9		9
5.000% Convertible Notes, due 2010	3		3
3.250% Convertible Notes, due 2010	1		1
3.000% Convertible Notes, due 2012	3		3
Other interest expense, including amortization of deferred financing fees	4		4

Total Interest Expense	$48	$9	$57

Selected Portfolio Detail - Owned Wireless, Broadcast and In-building Systems

Three Months Ended December 31, 2005

Tower Count	Wireless	Broadcast	In-building	Total
Beginning Balance, 10/1/05	21,595	407	97	22,099
New Construction	64	—	11	75
Acquisitions	3	—	—	3
Reductions	(3)	—	—	(3)

Ending Balance, 12/31/05	21,659	407	108	22,174

UNAUDITED RECONCILIATIONS TO GAAP MEASURES

Fourth Quarter 2005 and 2004: Adjusted EBITDA and Adjusted EBITDA margin The reconciliation of net (loss) income to adjusted EBITDA is as follows: ($ in thousands)	Three Months Ended December 31, 2005			Three Months Ended December 31, 2004
	American Tower	SpectraSite	Consolidated	Consolidated
Net (loss) income	$(92,249)	$4,908	$(87,341)	$(74,030)
Cumulative effect of change in accounting principle, net of income tax benefit	34,007	1,518	35,525
Loss from discontinued operations, net	9	—	9	5,880

(Loss) income from continuing operations	(58,233)	6,426	(51,807)	(68,150)

Interest expense	47,732	9,277	57,009	59,428
Interest income	(1,243)	(301)	(1,544)	(1,442)
Income tax provision (benefit)	16,028	2,805	18,833	(17,492)
Depreciation, amortization and accretion	81,976	45,771	127,747	81,071
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	20,493	3,402	23,895	8,072
Loss (gain) on retirement of long-term obligations	24,364	(3,104)	21,260	50,624
Minority interest in net earnings of subsidiaries	336	—	336	182
(Earnings) loss on equity method investments	(42)	—	(42)	1,064
Other expense (income)	2,453	(2,058)	395	763

Adjusted EBITDA	$133,864	$62,218	$196,082	$114,120

Divided by total operating revenues	$203,828	$103,797	$307,625	$184,696

Adjusted EBITDA margin	66%	60%	64%	62%

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